Exhibit 3.1(ee)

CERTIFICATE OF FORMATION

AND STATEMENT OF CONVERSION

OF

DELTACOM, LLC

For the purpose of converting an Alabama corporation to an Alabama limited liability company pursuant to the Alabama Business and Nonprofit Entity Code (the “Code”) and, thereby, forming a limited liability company under the Alabama Limited Liability Company Law (the “Act”), the undersigned does hereby sign and adopt this Certificate of Formation.

ARTICLE I

NAME

The name of the limited liability company (the “Company”) is:  DeltaCom, LLC and the address of the Company is 1375 Peachtree Street, Atlanta, GA 30309.

ARTICLE II

STATEMENT OF CONVERSION

The Company was converted from an Alabama corporation.  The former name of the Company was DeltaCom, Inc. which was formed on April 7, 1982; and the address of DeltaCom, Inc. was 4092 S. Memorial Parkway, Huntsville, AL 35802.  Articles of Incorporation of DeltaCom, Inc., as well as Articles of Dissolution filed in connection with the conversion of the Company, are both filed in the office of the Judge of Probate of Marshall County, Alabama.  The conversion of the Company from a corporation to a limited liability company was approved pursuant to Section 10-1-8.01 of the Code.

ARTICLE III

EFFECTIVE DATE

The organization of the Company, and the conversion of the DeltaCom, Inc. into the Company is to be effective as of 4:00 p.m. on August 29, 2012.

ARTICLE IV

PERIOD OF DURATION

The period of duration of the Company shall be perpetual.

ARTICLE V

PURPOSE

The purposes, objects and powers of the Company are to engage in any lawful business for which limited liability companies may be organized in Alabama under the Act.  Without limiting the scope and generality of the foregoing, the purposes, objects and powers of the Company shall include operating as a resale common carrier.

ARTICLE VI

REGISTERED OFFICE AND AGENT

The street address and mailing address of the initial registered office of the Company is 150 S. Perry Street, Montgomery, AL 36104.  The initial registered agent at such address is National Registered Agents Inc.

ARTICLE VII

INITIAL MEMBER

The name and mailing address of the initial member of the Company (the “Member”) are as follows:

InterState FiberNet, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

ARTICLE VIII

ADMISSION OF ADDITIONAL MEMBERS

From and after the date of the formation of the Company, any person or entity acceptable to the Member may become a Member in this Company either by the issuance by the Company of membership interests for such consideration as the member by its vote shall determine, or a transferee of the Member’s membership interest or any portion thereof as approved by the member by its vote, subject to the terms and conditions of these Articles and the operating agreement of the Company.

ARTICLE IX

CONTINUATION OF BUSINESS

In the event of the death, retirement, resignation, expulsion or dissolution of any Member the remaining Member or Members, if any, shall automatically continue the business of the Company, except as provided in the operating agreement of the Company.

ARTICLE X

MANAGEMENT

The Company is managed by its Member.

ARTICLE XI

INTERNAL AFFAIRS

The operating agreement of the Company shall be executed by each Member of the Company and the Company and shall set forth all provisions for the regulation of the internal affairs of the Company and the conduct of its business to the extent that such provisions are not inconsistent with the laws of Alabama or these Articles.  The operating agreement of the Company may include, without limitation, provisions regarding members, Company capital, allocations, distributions, management of the Company, transfers of interest, dissolution, accounting and records, the tax matters partner and indemnification.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned Member has executed this certificate this 27th day of August, 2012.

INTERSTATE FIBERNET, INC.

By:	/s/ Samuel R. DeSimone, Jr.
Name:	Samuel R. DeSimone, Jr.
Title:	Executive Vice President, General Counsel and Secretary